EXHIBIT 4.2


                           SERIES C 1998-6 SUPPLEMENT


                                     between


                           STRUCTURED PRODUCTS CORP.,
                                  as Depositor


                                       and


                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee


            TIERSSM Corporate Bond-Backed Certificates Trust C 1998-6

            SERIES C 1998-6 SUPPLEMENT dated as of May 21, 1998 (this "Series Supplement") between STRUCTURED PRODUCTS CORP., a Delaware corporation, as depositor (the "Depositor"), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

          Pursuant to the Base Trust Agreement dated as of May 21, 1998 (as amended and supplemented pursuant to a Series Supplement, the "Agreement"), among the Depositor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Agreement for the purpose of creating a trust. Section 5.13 of the Agreement provides that the Depositor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Each trust certificate of such new Series of trust certificates will represent a fractional undivided beneficial interest in such trust. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Agreement.

          Pursuant to this Series Supplement, the Depositor and the Trustee shall create and establish a new trust to be known as TIERS Corporate Bond-Backed Certificates Trust C 1998-6, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the TIERSSM Corporate Bond-Backed Certificates, Series C 1998-6, and the Depositor and the Trustee shall herein specify certain terms and conditions in respect thereof.

          The Certificates shall be Fixed Rate Certificates issued in two Classes consisting of (a) the Amortizing Class Certificates (the "Amortizing Class Certificates"), and (b) the ZTF Class Certificates (the "ZTF Class Certificates," and collectively with the Amortizing Class Certificates, the "Certificates").

          On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Depositor, an authorized officer of the Depositor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Agreement.

          SECTION 1. CERTAIN DEFINED TERMS. (a) All terms used in this Series Supplement that are defined in the Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Agreement also contains rules as to usage which shall be applicable hereto.

          (b) Pursuant to Article I of the Agreement, the meaning of certain defined terms used in the Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

          "ACCELERATION": The acceleration of the maturity of the Term Assets after the occurrence of a default under the Term Assets (other than a Payment Default).

          "AFFILIATE'S EXCHANGE RIGHT": As defined in Section 28 hereof.

          "AGGREGATE AMORTIZED AMOUNT": The aggregate Amortized Amount of all the Amortizing Class Certificates. On each Scheduled Distribution Date as set forth on Schedule 2 hereto, the Aggregate Amortized Amount will be reduced by the positive difference between (i) the Fixed Payment made on such Distribution Date and (ii) interest accrued on the Certificate Principal Balance at the Amortizing Class Yield during the Interest Accrual Period.

          "AGGREGATE CERTIFICATE PRINCIPAL BALANCE": The Aggregate Certificate Principal Balance of the ZTF Class Certificates as of any date of determination shall be equal to the aggregate principal balance of the Term Assets in the Trust as of such date of determination. The Aggregate Certificate Principal Balance of the Amortizing Class Certificates as of any date of determination shall be equal to the Aggregate Amortized Amount.

          "AMORTIZED AMOUNT": For any Amortizing Class Certificate of $1,000 denomination, initially, $1,000.

          "AMORTIZING CLASS FINAL DISTRIBUTION DATE": August 1, 2018.

          "AMORTIZING CLASS YIELD": 6.6% per annum.

          "BUSINESS DAY": Any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

          "CALCULATION AGENT": Salomon Brothers Inc.

          "CERTIFICATEHOLDER" or "HOLDER": With respect to any outstanding Certificate, the Holder thereof.

          "CERTIFICATEHOLDERS" or "HOLDERS": The Holders of the Amortizing Class Certificates and the ZTF Class Certificates.

          "CERTIFICATE PRINCIPAL BALANCE": For any ZTF Class Certificate, a pro rata portion of the then current Aggregate Certificate Principal Balance of all outstanding ZTF Class Certificates; and for any Amortizing Class Certificate, the Amortized Amount.

          "CLOSING DATE": May 21, 1998.

          "COLLECTION ACCOUNT": With respect to each Series, an account established and maintained by the Trustee in its corporate trust department in the Trustee's name on behalf of the related Certificateholders, into which all payments made on or with respect to the related Term Assets will be deposited.

          "COLLECTION PERIOD": The period from (but excluding) the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date), through and including the current Distribution Date.

          "CORPORATE TRUST OFFICE": U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention: Corporate Trust or such other corporate trust office as the Trustee shall designate in writing to the Depositor and the Certificateholders.

          "DEPOSITARY": The Depository Trust Company.

          "DISTRIBUTION DATE": Any Scheduled Distribution Date, Special Event Redemption Distribution Date or Term Assets Default Distribution Date.

          "FIXED PAYMENT": Each equal semiannual installment of interest received on the Term Assets by the Trustee, in an amount equal to the product of
(i) 7.40%, (ii) 180 divided by 360 and (iii) $50,000,000 (or such other amount equal to the amount of Term Assets in the Trust) through and including April 1, 2018.

          "INDENTURE": The indenture under which the Term Assets were issued.

          "INTEREST ACCRUAL PERIOD": With respect to any Scheduled Distribution Date, the period from and including the immediately preceding Scheduled Distribution Date (or, in the case of the first Interest Accrual Period, from and including February 1, 1998) to but excluding the current Scheduled Distribution Date.

          "INTEREST COLLECTIONS": With respect to any Scheduled Distribution Date, all payments received by the Trustee, during the Collection Period ending on such Scheduled Distribution Date, in respect of (i) interest on the Term Assets and (ii) penalties or other amounts required to be paid because of late payments on the Term Assets.

          "NYSE": The New York Stock Exchange, Inc.

          "PAYMENT DEFAULT": A default by the Term Assets Issuer in the payment of any amount due (on the Term Assets after the same becomes due and payable (and the expiration if any applicable grace period on the Term Assets).

          "PASS-THROUGH RATE": 7.40% per annum.

          "PLACE OF DISTRIBUTION": New York, New York.

          "RATING AGENCY": Each of Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's Ratings Services ("S&P"), a division of The McGraw-Hill Companies, Inc., and any successor to either of the foregoing. References to "the Rating Agency" in the Agreement shall mean each such credit rating agency.

          "RECORD DATE": With respect to any Distribution Date, the day immediately preceding such Distribution Date.

          "REQUIRED PERCENTAGE--DIRECTION OF TRUSTEE": For purposes of this Series Supplement, 66-2/3% of the aggregate Voting Rights of the Certificates.

          "REQUIRED PERCENTAGE--REMEDIES": For purposes of this Series Supplement, 66-2/3% of the aggregate Voting Rights of the Certificates.

          "SCHEDULED DISTRIBUTION DATE": The first day of each February and August, or, if any such day is not a Business Day, then the immediately following Business Day, commencing August 1, 1998, through and including August 1, 2018; provided, however, that payment on each Scheduled Distribution Date (other than August 1, 2018) shall be subject to prior payment of interest or principal, as applicable, on the Term Assets.

          "SPECIAL EVENT REDEMPTION": (i) A shortening of the maturity of the Term Assets by the Term Assets Issuer to a date prior to April 1, 2018 as a result of a Tax Event, (ii) a redemption of the Term Assets in whole by the Term Assets Issuer on a date prior to April 1, 2018 as a result of a Tax Event and the receipt by the the Term Assets Issuer of a Tax Event Redemption Opinion or
(iii) a Term Assets Optional Redemption on a date prior to April 1, 2018, in which event the Certificates or a portion thereof will be redeemed.

          "SPECIAL EVENT REDEMPTION DATE": The date of the redemption of Term Assets pursuant to a Special Event Redemption.

          "SPECIAL EVENT REDEMPTION DISTRIBUTION DATE": The date on which the Trustee receives the payment on the Term Assets due on a Special Event Redemption Date.

          "SPECIFIED CURRENCY": United States Dollars.

          "TAX EVENT": means that the Term Assets Issuer shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"), or (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after July 15, 1997, there is more than an insubstantial increase in the risk that interest paid by the Term Assets Issuer on the Term Assets is not, or will not be, deductible, in whole or in part, by the Term Assets Issuer for United States federal income tax purposes.

          "TAX EVENT REDEMPTION OPINION": An opinion of nationally recognized independent tax counsel to the effect that there would be, notwithstanding any shortening of the maturity of the Term Assets, more than an insubstantial risk that interest paid on the Term Assets by the Term Assets Issuer is not, or will not be, deductible in whole or part, by the Term Assets Issuer for United States income tax purposes.

          "TERM ASSETS": The 7.40% Debentures due August 1, 2097 issued by the Term Assets Issuer, deposited in the Trust by the Depositor and identified on
Schedule 1 hereto in the initial aggregate principal amount of $50,000,000 (the "Securities"), together with all cash, instrument, securities and other investment property arising from, relating to or consisting of the Securities. Term Assets shall also include additional 7.40% Debentures due August 1, 2097 issued by the Term Assets Issuer and deposited in the Trust by the Depositor pursuant to Section 5.

          "TERM ASSETS DEFAULT DISTRIBUTION DATE": The date on which the Trustee makes a distribution in kind of the Term Assets following a Payment Default or Acceleration.

          "TERM ASSETS ISSUER": Chrysler Corporation.

          "TERM ASSETS OPTIONAL REDEMPTION": The optional redemption of the Term Assets by the Term Assets Issuer in whole at any time or in part from time to time on not less than 30 nor more than 60 days' notice to the holders of the Term Assets.

          "TERM ASSETS PAYMENT DATE": The first day of each February and August, commencing February 1, 1998; PROVIDED, HOWEVER, that if any Term Assets Payment Date would otherwise fall on a day that is not a Business Day, such Term Assets Payment Date will be the following Business Day.

          "TERM ASSETS PROSPECTUS": The prospectus of the Term Assets Issuer, dated February 19, 1997, as supplemented by a supplement thereto, dated July 15, 1997, with respect to the Term Assets.

          "TERM ASSETS TRUSTEE": The trustee under the Indenture.

          "TRUST": TIERS Corporate Bond-Backed Certificates Trust C 1998-6.

          "TRUST TERMINATION EVENT": (a) the distribution in kind of all the Term Assets to the ZTF Class Certificateholders on August 1, 2018, (b) the payment in full of amounts due and owing on the Certificates following a Special Event Redemption, (c) the distribution in kind of the Term Assets to the ZTF Class Certificateholders and Amortizing Class Certificateholders after a Payment Default or an Acceleration or (d) the distribution in kind of all the Term Assets upon the tender at any time pursuant to an Affiliate's Exchange Right with respect to 100% of each of the aggregate principal amount of the then-outstanding ZTF Class Certificates and the Amortizing Class Certificates in exchange for 100% of the aggregate principal amount of the Term Assets.

          "VOTING RIGHTS": The ZTF Class Certificateholders shall have 50% of the total Voting Rights with respect to the Certificates, and the Amortizing Class Certificateholders shall have 50% of the total Voting Rights with respect to the Certificates. Subject to the foregoing, "Voting Rights" shall mean (a) with respect to the Amortizing Class Certificates, the voting rights allotted to such Class, allocated among all Holders of Amortizing Class Certificates in proportion to the respective Certificate Principal Balances held by such Holders on any date of determination, and (b) with respect to the ZTF Class Certificates, the voting rights allotted to such Class, allocated among all Holders of ZTF Class Certificates in proportion to the respective Certificate Principal Balances held by such Holders on any date of determination.

          SECTION 2. CREATION AND DECLARATION OF TRUST; GRANT OF TERM ASSETS; ACCEPTANCE BY TRUSTEE. (a) The Depositor, concurrently with the execution and delivery hereof and pursuant to Section 2.1 of the Agreement, has delivered or caused to be delivered to the Trustee, for deposit in the Collection Account the Term Assets in exchange for the delivery to, or at the direction of the Depositor, of all of the Certificates, representing an undivided beneficial interest in all of the assets of the Trust.

          (b) The Trustee hereby (i) acknowledges such deposit, pursuant to subsection (a) above, and receipt by it of the Term Assets, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Agreement but subject to the Trustee's obligation, as and when the same may arise, to make any payment or other distributions of the assets of the Trust as may be required pursuant to this Series Supplement, the Agreement and the Certificates, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under
Section 14 hereof shall not release the Trustee from its duties herein or therein.

          SECTION 3. DESIGNATION. There is hereby created a Series of trust certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "TIERSSM Corporate Bond-Backed Certificates, Series C 1998-6." The Certificates shall be issued in two Classes consisting of the Amortizing Class Certificates and the ZTF Class Certificates.

          SECTION 4. DATE OF THE CERTIFICATES. The Certificates that are authenticated and delivered by the Trustee to or upon Depositor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication. The Certificates shall all be originally issued on the Closing Date.

          SECTION 5. CERTIFICATE PRINCIPAL BALANCE AND DENOMINATIONS. The Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated and delivered to the Depositor upon the written order of the Depositor. The Certificates are issuable in minimum denominations of $1,000 and in integral multiples thereof. The Depositor may sell to the Trustee additional Term Assets for deposit in the Trust on any date hereafter upon at least 5 Business Days notice to the Trustee and upon (i) satisfaction of the Rating Agency Condition and (ii) delivery of an Opinion of Counsel to the effect that the deposit of such additional Term Assets will not materially increase the likelihood that the Trust would fail to qualify as a grantor trust under the Code. Upon such sale to the Trustee, the Trustee shall deposit such additional Term Assets in the Collection Account, and shall authenticate and deliver to the Depositor, or its order, (i) ZTF Class Certificates in a Certificate Principal Balance equal to the principal amount of such additional Term Assets deposited into the Trust and (ii) Amortizing Class Certificates in a Certificate Principal Balance calculated in the same manner as used in the initial offering of the Certificates hereunder, as calculated by the Depositor. Any such additional Certificates authenticated and delivered shall rank pari passu with any Certificates of the same class previously issued in accordance with this Series Supplement.

          SECTION 6. CURRENCY OF THE CERTIFICATES. All distributions on the Certificates will be made in the Specified Currency.

          SECTION 7. FORM OF SECURITIES. The Certificates will be delivered in registered form and will be represented by one or more Global Securities issued in accordance with Section 5.9 of the Agreement and initially registered in the name of Cede & Co. as nominee of The Depository Trust Company. The Amortizing Class Certificates shall be in the form attached hereto as Exhibit A and the ZTF Class Certificates shall be in the form attached hereto as Exhibit B.

          SECTION 8. [RESERVED.]

          SECTION 9. CERTAIN PROVISIONS OF BASE TRUST AGREEMENT NOT APPLICABLE. The provisions of Sections 3.12, 5.16, 5.17 and 9.1 of the Base Trust Agreement dated as of May 21, 1998 and any other provision of the Base Trust Agreement dated as of May 21, 1998 which imposes obligations on, or creates rights in favor of, the Trustee or the Certificateholders as a result of or in connection with an "Event of Default" or "Administrative Agent Termination Event" shall be inapplicable with respect to the Certificates.

          SECTION 10. DISTRIBUTIONS. (a) On each Scheduled Distribution Date, the Trustee shall distribute the related Fixed Payment to the Holders of the Amortizing Class Certificates, to the extent of Interest Collections; provided, however, if a payment with respect to the Term Assets is made to the Trustee after the Term Assets Payment Date on which such payment was due, the Trustee will distribute such amount received on the Business Day following such receipt. Each Fixed Payment shall be allocated first to interest accrued at a rate equal to the Amortizing Class Yield on the then-outstanding Aggregate Certificate Principal Balance of the Amortizing Certificates, with the balance of such Fixed Payment allocated to repayment of principal, in accordance with the schedule attached hereto as Schedule 2; provided that to the extent the amount received in respect of the Fixed Payment due August 1, 2018 exceeds the amounts due on the Certificates, after the Certificates are paid in full, such excess shall be paid to the Trustee as compensation for its services rendered under this and other similar agreements, and the Depositor shall receive a credit against the amount which it would otherwise have owed the Trustee, in the absence of such payment, in respect of the Trustee's fees and expenses.

          (b) On August 1, 2018, the Trustee shall distribute the Term Assets in kind to the ZTF Class Certificateholders.

          (c) In the event of a Payment Default or an Acceleration, on a Term Assets Default Distribution Date, the Trustee shall distribute the Term Assets in kind to the Holders of the Amortizing Class Certificates and the Holders of the ZTF Class Certificates in the same ratio as (i) the present value of all scheduled future payments on the Amortizing Class Certificates discounted semiannually at a rate of 6.60% per annum to the date of such Payment Default or Acceleration bears to (ii) the present value of all scheduled future payments on the Term Assets after August 1, 2018 discounted semiannually at a rate of 7.057% per annum to the date of such Payment Default or Acceleration. Such ratio shall be calculated by the Calculation Agent. Schedule 3 hereto contains a table showing as of each Scheduled Distribution Date such ratio and the amounts that would be distributable to the Amortizing Class Certificates and the ZTF Class Certificates, respectively, if the Term Assets are redeemed at par.

          (d) On a Special Event Redemption Distribution Date, the Trustee shall distribute the amount received from the Term Assets Issuer on or with respect to any Special Event Redemption Date to the Holders of the Amortizing Class Certificates and ZTF Class Certificates in the same ratio as (i) the present value of all scheduled future payments on the Amortizing Class Certificates discounted semiannually at a rate of 6.60% per annum to the Special Event Redemption Date bears to (ii) the present value of all scheduled future payments on the Term Assets after August 1, 2018 discounted semiannually at a rate of 7.057% per annum to the Special Event Redemption Date. Such ratio shall be calculated by the Calculation Agent. Schedule 3 hereto contains a table showing as of each Scheduled Distribution Date such ratio and the amounts that would be distributable to the Amortizing Class Certificates and the ZTF Class Certificates, respectively, if the Term Assets are redeemed at par.

          In the event of a redemption of a portion of the Term Assets on deposit in the Trust pursuant to a Term Assets Optional Redemption, the Trustee shall select by lot a portion of each of the ZTF Class Certificates and the Amortizing Class Certificates for redemption based on their respective Certificate Principal Balances in the same proportion (or as near as practicable) that the amount of the Term Assets on deposit in the Trust being redeemed bears to the aggregate amount of the Term Assets then on deposit in the Trust.

          (e) Distributions to the Certificateholders on each Distribution Date will be made to the Certificateholders of record on the related Record Date of the Amortizing Class Certificates and ZTF Class Certificates, as applicable.

          (f) All distributions to Certificateholders of any Class shall be allocated pro rata among the Certificates of such Class based on their respective Certificate Principal Balances as of the Record Date with respect to the applicable Distribution Date.

          (g) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Trustee will initiate payment in immediately available funds by 10:00 A.M. (New York City time) on each Distribution Date of all amounts (whether in the form of principal, interest premium or prepayment) payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Trustee in writing fifteen days prior to such Distribution Date requesting that such payment will be so made and designating the bank account to which such payments shall be so made. The Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(h) unless a new instruction is delivered 15 days prior to a Distribution Date.

          (h) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. The Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective Certificate Principal Balances.

          SECTION 11. [RESERVED.]

          SECTION 12. TERMINATION OF TRUST. (a) The Trust shall terminate upon the occurrence of any Trust Termination Event.

          (b) Promptly after the Trustee has received a notice from the Term Assets Trustee, the Term Assets Issuer, any Holder or the Depositor of a Special Event Redemption, a Payment Default or an Acceleration, the Trustee shall establish the Term Assets Default Distribution Date, if applicable, and shall provide notice to the Certificateholders of the expected occurrence of a Trust Termination Event, the termination of the Trust and the Special Event Redemption Date or the Term Assets Default Distribution Date, as applicable.

          (c) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Agreement and except as otherwise specified herein and therein, the obligations of the Trustee will terminate upon the distribution to Certificateholders of all amounts or property required to be distributed to them and the disposition of all Term Assets held by the Trustee. The Trust shall thereupon terminate, except for surviving rights of indemnity.

          SECTION 13. LIMITATION OF POWERS AND DUTIES. (a) The Trustee shall administer the Trust and the Term Assets solely as specified herein and in the Agreement.

          (b) The Trust is constituted solely for the purpose of acquiring and holding the Term Assets. The Trustee is not authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, notwithstanding anything to the contrary in the Agreement, the Trustee is not authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Term Assets, once acquired, or interests therein, including to Certificateholders, except as expressly provided herein or (ii) to do anything that would materially increase the likelihood that the Trust will fail to qualify as a grantor trust for United States federal income tax purposes.

          (c) The parties acknowledge that the Trustee, as the holder of the Term Assets, has the right to vote and give consents and waivers in respect of the Term Assets and enforce such other rights, if any, of the holder of the Term Assets, except as otherwise limited by the Agreement or this Series Supplement. In the event that the Trustee receives a request from the Term Assets Trustee, the Term Assets Issuer or, if applicable, the Depositary with respect to the Term Assets, for the Trustee's consent to any amendment, modification or waiver of the Term Assets, the Indenture or any other document thereunder, or relating thereto, or receives any other solicitation for any action with respect to the Term Assets, the Trustee shall within two Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of the date of such request. The Trustee shall request instructions from the Certificateholders as to what action to take in response to such request and shall be protected in taking no action if no direction is received. Except as otherwise provided herein, the Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the Certificate Principal Balances) as the Certificates of the Trust were actually voted or not voted by the Holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; PROVIDED, HOWEVER, that in calculating the results of such voting, for any vote conducted before August 1, 2018, the Trustee shall assign to the ZTF Class Certificates, as a whole, 50% of the total Voting Rights of the Certificates and shall assign to the Amortizing Class Certificates, as a whole, 50% of the total Voting Rights of the Certificates; and provided, further, that, notwithstanding anything to the contrary in the Agreement or this Series Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) unless such vote or consent would not, based solely on an Opinion of Counsel, materially increase the likelihood that the Trust will fail to qualify as a grantor trust, for federal income tax purposes, (ii) which would alter the timing or amount of any payment on the Term Assets (including, without limitation, any demand to accelerate the Term Assets), except in the case of any action which would prevent the acceleration of principal payments on the Term Assets after the occurrence of a default on the Term Assets or the occurrence of an event which, with the passage of time will become a default or (iii) which would result in the exchange or substitution of any Term Assets pursuant to a plan for the refunding or refinancing of such Term Asset, except in the event of a default on the Term Assets. The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the Certificateholders' late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

          (d) Notwithstanding any provision of the Agreement to the contrary, for purposes of any security or indemnity against the costs, expenses and liabilities the Trustee may incur by reason of any action undertaken at the direction of the Certificateholders, which the Trustee may require from the Certificateholders prior to taking any such action, an unsecured indemnity agreement of a Certificateholder or any of its Affiliates, if acceptable to the Trustee, shall be deemed sufficient to satisfy such security or indemnity requirement.

          (e) Notwithstanding any provision of the Agreement to the contrary, the Trustee shall act as the sole Authenticating Agent, Paying Agent, and Registrar.

          SECTION 14. COMPENSATION OF TRUSTEE. The Trustee shall be entitled to receive from the Depositor or an affiliate of the Depositor as compensation for the Trustee's services hereunder, trustee's fees pursuant to a separate agreement between the Trustee and the Depositor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor shall indemnify and hold harmless the Trustee and its successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee shall notify the Depositor promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The indemnities contained in this Section 14 shall survive the resignation or termination of the Trustee or the termination of this Agreement.

          Failure by the Depositor to pay, reimburse or indemnify the Trustee shall not entitle the Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Trustee from the duties it is required to perform under this Series Supplement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by the Trustee in its individual capacity, and the Trustee shall have no recourse against the Trust with respect thereto.

          SECTION 15. MODIFICATION OR AMENDMENT. In addition to and notwithstanding anything to the contrary in the Agreement or this Series Supplement, the Trustee shall not enter into any modification or amendment of the Agreement or this Series Supplement unless such modification or amendment would not, based on an Opinion of Counsel, materially increase the likelihood that the Trust would fail to qualify as a grantor trust for federal income tax purposes, nor shall the Trustee enter into any such modification or amendment without satisfaction of the Rating Agency Condition or the unanimous written consent of the Certificateholders.

          SECTION 16. ACCOUNTING. (a) Pursuant to Section 3.16 of the Agreement, INDEPENDENT PUBLIC ACCOUNTANTS' ADMINISTRATION REPORT, the Trustee shall cause the accountings with respect to Distribution Dates for the Certificates to be reviewed by an Independent certified public accountant selected by the Depositor within four months following the end of an Accounting Period; provided that such review by an independent certified public accountant shall only be required if a distribution was scheduled to be made on the Term Assets during an Accounting Period. "Accounting Period" shall mean each 12-month period ending on the 30th day of June. The Depositor may change the timing of Accounting Periods upon written notice to the Trustee; PROVIDED, HOWEVER, that the length of an Accounting Period may in no event exceed 12 months.

          (b) Pursuant to Section 4.2 of the Agreement, REPORTS TO CERTIFICATEHOLDERS, the Trustee shall cause the statements to be prepared and forwarded as provided therein.

          (c) An Independent certified public accountant for the Trust, in consideration for its duties as described herein and in Section 3.16 of the Agreement, INDEPENDENT PUBLIC ACCOUNTANTS' ADMINISTRATION REPORT, shall be compensated by the Depositor for reasonable expenses and disbursements incurred in connection therewith pursuant to a separate agreement with the Depositor. The Depositor retains the right to replace any Independent certified public accountant and the Independent certified public accountant retains the right to resign from its duties, in which case the Depositor shall appoint a successor thereto.

          SECTION 17. NO INVESTMENT OF AMOUNTS RECEIVED ON TERM ASSETS. All amounts received on or with respect to the Term Assets shall be held uninvested by the Trustee.

          SECTION 18. NO EVENT OF DEFAULT. There shall be no Events of Default defined with respect to the Certificates.

          SECTION 19. NOTICES. (a) All directions, demands and notices hereunder and under the Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Depositor, to Structured Products Corp., Seven World Trade Center, Room 33-130, 33rd Floor, New York, New York 10048, Attention: Secretary, or such other address as may hereafter be furnished to the Trustee in writing by the Depositor, and (ii) in the case of the Trustee, to U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, New York 10005, Attention:
Corporate Trust, facsimile number (212) 809- 5459, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee and (iii) in the case of the NYSE, to New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, facsimile number (212) 656-5893, or such other address as may hereafter be furnished to the Depositor and the Trustee in writing by the NYSE.

          (b) For purposes of delivering notices to the Rating Agency under
Section 10.07, NOTICE TO RATING AGENCY, of the Agreement or otherwise, such notices shall be mailed or delivered as provided in Section 10.07, NOTICE TO RATING AGENCY, to: Standard & Poor's Ratings Services, 26 Broadway (15th Floor), New York, New York 10004; and Moody's Investors Service, Inc., Structured Derivative Products, 99 Church Street, New York, New York 10007; or such other address as the Rating Agency may designate in writing to the parties hereto.

          (c) Notwithstanding any provisions of the Agreement to the contrary, the Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Depositor to the Certificateholders without charge to such Certificateholders.

          SECTION 20. ACCESS TO CERTAIN DOCUMENTATION. Access to documentation regarding the Term Assets will be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Agreement, ACCESS TO CERTAIN Documentation. Additionally, the Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

          SECTION 21. ADVANCES. There is no Administrative Agent specified herein; hence no person (including the Trustee) shall be permitted or obligated to make Advances as described in Section 4.03 of the Agreement, ADVANCES.

          SECTION 22. [RESERVED.]

          SECTION 23. RATIFICATION OF AGREEMENT. With respect to the Series issued hereby, the Agreement, as supplemented by this Series Supplement, is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

          SECTION 24. COUNTERPARTS. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

          SECTION 25. GOVERNING LAW. This Series Supplement and each Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely therein without reference to such State's principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 26. TRUSTEE ELECTION. In the event the Internal Revenue Service successfully recharacterizes the Trust as a partnership for federal income tax purposes, the Trustee, on behalf of all of the past and present partners of such partnership, will, to the extent possible, elect out of subchapter K of the Code pursuant to Treasury Regulation 1.761-2. Such election will, to the extent possible, be effective for the first taxable year of the Trust and thereafter. Each Certificateholder is deemed to consent to such election.

          SECTION 27. COVENANT OF DEPOSITOR. The Depositor hereby covenants that it will be adequately capitalized at all times. In connection therewith, the Depositor will make no dividend or other similar distribution unless the funds remaining after such action exceed the amount required to pay all scheduled fees and expenses of the Depositor in connection with the Certificates and each other issue of securities with respect to which the Depositor is acting as depositor.

          SECTION 28. AFFILIATE'S EXCHANGE RIGHT. (a) Any affiliate of the Depositor, but not the Depositor itself, will have the right on any date to tender to the Trustee ZTF Class Certificates comprising a specified percentage of the aggregate Certificate Principal Balance of the ZTF Class Certificates, together with Amortizing Class Certificates comprising the same percentage of the aggregate Certificate Principal Balance of the Amortizing Class Certificates, and to receive in exchange a principal amount of Term Assets comprising the same percentage of the Term Assets deposited in the Trust.

          (b) Any tender of a Certificate for exchange pursuant to this Section 28 shall be irrevocable.

          SECTION 29. CERTIFICATE OF COMPLIANCE. The Depositor shall deliver to the Trustee on or prior to June 30 of each year prior to a Trust Termination Event the Officer's Certificate as to compliance as required by Section 6.1 of the Base Trust Agreement.

          IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                           STRUCTURED PRODUCTS CORP.,
                             as Depositor

                           By:/s/ Matthew Mayers
                              --------------------
                              Authorized Signatory

                           U.S. BANK TRUST NATIONAL
                             ASSOCIATION, as Trustee

                           By:/s/ Marlene J. Fahey
                              ----------------------
                              Authorized Signatory

                                                                   EXHIBIT A

                     [Form of Amortizing Class Certificate]

NUMBER                                                            $41,250,000
R-1                                                     CUSIP NO. 871928 BM 8
                       SEE REVERSE FOR CERTAIN DEFINITIONS

          THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO RIGHT TO PRINCIPAL PAYMENTS IN RESPECT OF THE TERM ASSETS EXCEPT IN THE EVENT OF A MATURITY SHORTENING REDEMPTION (AS SUCH TERM IS DEFINED IN THE TRUST AGREEMENT REFERRED TO HEREIN) ON OR PRIOR TO AUGUST 1, 2018. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE TRUST PROPERTY (TO THE EXTENT OF ITS RIGHTS THEREIN) FOR DISTRIBUTIONS HEREUNDER.

          THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             TIERS CORPORATE BOND-BACKED CERTIFICATES TRUST C 1998-6

                   TIERSSM CORPORATE BOND-BACKED CERTIFICATES,
                                 SERIES C 1998-6

                                Amortizing Class

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists of 7.40% Debentures due 2097 (the "Term Assets") issued by Chrysler Corporation (the "Term Assets Issuer") in the initial aggregate principal amount of $50,000,000 together with all cash, instrumental securities and other investment property thereto and deposited in the Trust by the Depositor, as defined below. The Term Assets will be purchased by the Trust from Structured Products Corp. (the "Depositor") with the net proceeds of the sale of the Certificates to the Depositor by the Trust.

          THIS CERTIFIES THAT CEDE & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in TIERS Corporate Bond-Backed Certificates Trust C 1998-6 formed by the Depositor. Under the Trust Agreement, there will be distributed on the fifteenth day of each February and August, or if such day if not a Business Day, then the immediately following Business Day, commencing August 1, 1998 through and including the date the Certificate Principal Balance hereof has been reduced to zero (each a "Scheduled Distribution Date"), to the Holders of the Amortizing Class Certificates, to the extent of Interest Collections, an amount equal to the Fixed Payment. Each Fixed Payment shall be allocated first to interest accrued at a rate equal to the Amortizing Class Yield on the then outstanding aggregate Certificate Principal Balance of the Amortizing Class Certificates, with the balance of such Fixed Payment allocated to the repayment of principal in accordance with the amortization schedule attached to the Agreement (as defined below) as Schedule 2 (the "Amortization Schedule"). The amounts allocated to interest and principal in the Amortization Schedule are referred to hereinafter as "Scheduled Interest" and "Scheduled Principal" respectively.

          The Trust was created pursuant to a Base Trust Agreement dated as of May 21, 1998 (the "Agreement"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series C 1998-6 Supplement dated as of May 21, 1998 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as "TIERSSM Corporate Bond-Backed Certificates, Series C 1998-6, Amortizing Class Certificates" (herein called the "Amortizing Class Certificates"). The Trust is also issuing certificates designated as "TIERSSM Corporate Bond-Backed Certificates, Series C 1998-6, ZTF Class Certificates" (hereinafter called the "ZTF Class Certificates" and together with the Amortizing Class Certificates, the "Certificates") pursuant to the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of the Term Assets and all payments on or collections in respect of the Term Assets accrued on or after February 1, 1998, all as more fully specified in the Trust Agreement. Additional Term Assets may be deposited in the Trust and additional Certificates may be authenticated and delivered from time to time in the appropriate Certificate Principal Balance as provided in the Trust Agreement, which additional Certificates shall rank pari passu with all other Certificates of the same class issued in accordance with the Series Supplement.

          Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distribution) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the Amortizing Class Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the day immediately preceding such Distribution Date.

          Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer or credit to the appropriate account of the Holder in immediately available funds, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, the City of New York.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          It is the intent of the Depositor and the Certificateholders that, for purposes of federal income, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust or, failing that, as a partnership that is not taxable as a corporation or a publicly traded partnership, and the Trust Agreement shall be interpreted accordingly. Except as otherwise required by appropriate taxing authorities, the Depositor and the other Certificateholders by acceptance of a Certificate, agree to treat, the Certificates for such tax purposes as interests in such grantor trust. It is also the intent of the Depositor and the Certificateholders that, in the event that the Internal Revenue Service successfully recharacterizes the Trust as a partnership for federal income tax purposes, the Trust will elect out of subchapter K of the Code beginning with the first taxable year of the Trust.

          THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY THEREIN WITHOUT REFERENCE TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                           U.S. BANK TRUST NATIONAL
                             ASSOCIATION, not in its individual capacity but solely as Trustee,

                           By:
                              Authorized Signatory


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Amortizing Class Certificates described in the Trust Agreement referred to herein.

                           U.S. BANK TRUST NATIONAL
                             ASSOCIATION, not in its individual capacity but solely as Trustee,

                           By:
                              Authorized Signatory


Dated: May 21, 1998

                         (REVERSE OF TRUST CERTIFICATE)

          The Certificates are limited in right of distribution to certain payments and collections respecting the Trust Agreement, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Term Assets (to the extent of its rights therein) for distributions hereunder.

          Subject to the next paragraph and to certain exceptions provided in the Trust Agreement, the Trust Agreement permits the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than the Required Percentage which shall be either 50% or 66-2/3% of the aggregate Voting Rights of each Outstanding Class of Certificates as set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          The Certificates are issuable in fully registered form only in minimum original principal amounts of $1,000 and integral multiples thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same principal amount, class, original issue date and maturity, in authorized denominations as requested by the Holder surrendering the same.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust National Association.

          No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

          The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates will terminate upon (a) the distribution in kind of all the Term Assets to the ZTF Class Certificateholders on August 1, 2018, (b) the payment in full of amounts due and owing on the Certificates after a Special Event Redemption, (c) the distribution in kind of the Term Assets to the ZTF Class Certificateholders and Amortizing Class Certificateholders after a Payment Default or an Acceleration or (d) the distribution in kind of all the Term Assets upon the tender at any time by an affiliate of the Depositor of 100% of each of the aggregate principal amount of the then-outstanding ZTF Class Certificates and the Amortizing Class Certificates in exchange for 100% of the aggregate principal amount of the Term Assets.

                                   ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
TAXPAYER IDENTIFICATION OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

_______________________________________________________________________________
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________________
Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                            ____________________________*
                                            Signature Guaranteed;


                                            ____________________________*

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                 EXHIBIT B

                         [Form of ZTF Class Certificate]

NUMBER                                                           $50,000,000
R-1                                                    CUSIP NO. 871928 BL O

                       SEE REVERSE FOR CERTAIN DEFINITIONS

          THE HOLDER OF THIS CERTIFICATE SHALL HAVE NO RIGHT TO PAYMENTS IN RESPECT OF THE TERM ASSETS EXCEPT IN THE EVENT OF A SPECIAL EVENT REDEMPTION (AS SUCH TERM IS DEFINED IN THE TRUST AGREEMENT REFERRED TO HEREIN) ON OR PRIOR TO AUGUST 1, 2018. THE REGISTERED HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL LOOK SOLELY TO THE TRUST PROPERTY (TO THE EXTENT OF ITS RIGHTS THEREIN) FOR DISTRIBUTIONS HEREUNDER.

          THIS CERTIFICATE REPRESENTS A FRACTIONAL UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             TIERS CORPORATE BOND-BACKED CERTIFICATES TRUST C 1998-6

                   TIERSSM CORPORATE BOND-BACKED CERTIFICATES,
                                 SERIES C 1998-6

                                    ZTF Class

evidencing a fractional undivided beneficial ownership interest in the Trust, as defined below, the property of which consists of 7.40% Debentures due 2097 (the "Term Assets") issued by Chrysler Corporation (the "Term Assets Issuer") in the initial aggregate principal amount of $50,000,000, together with all cash instruments, securities and other investment property with respect thereto, and deposited in the Trust by the Depositor, as defined below. The Term Assets will be purchased by the Trust from Structured Products Corp. (the "Depositor") with the net proceeds of the sale of the Certificates to the Depositor by the Trust.

          THIS CERTIFIES THAT CEDE & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in TIERS Corporate Bond-Backed Certificates Trust C 1998-6 formed by the Depositor. Under the Trust Agreement, this Certificate will be terminated and deemed involuntarily surrendered by the holder hereof in exchange for a principal amount of the Term Assets underlying this Certificate equal to the Certificate Principal Balance hereof on August 1, 2018.

          The Trust was created pursuant to a Base Trust Agreement dated as of May 21, 1998 (the "Agreement"), between the Depositor and U.S. Bank Trust National Association, a national banking association, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the Series C 1998-6 Supplement dated as of May 21, 1998 (the "Series Supplement" and, together with the Agreement, the "Trust Agreement"), between the Depositor and the Trustee. This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee with respect hereto. A copy of the Trust Agreement may be obtained from the Trustee by written request sent to the Corporate Trust Office. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement.

          This Certificate is one of the duly authorized Certificates designated as "TIERSSM Corporate Bond-Backed Certificates, Series C 1998-6, ZTF Class Certificates" (herein called the "ZTF Class Certificates"). The Trust is also issuing certificates designated as "TIERSSM Corporate Bond-Backed Certificates, Series C 1998-6, Amortizing Class Certificates" (hereinafter called the "Amortizing Class Certificates" and together with the ZTF Class Certificates, the "Certificates") pursuant to the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust consists of the Term Assets and all payments on or collections in respect of the Term Assets accrued on or after February 1, 1998, all as more fully specified in the Trust Agreement. Additional Term Assets may be deposited in the Trust and additional Certificates may be authenticated and delivered from time to time in the appropriate Certificate Principal Balance as provided in the Trust Agreement, which additional Certificates shall rank pari passu with all other Certificates of the same class issued in accordance with the Series Supplement.

          Subject to the terms and conditions of the Trust Agreement (including the availability of funds for distributions) and until the obligation created by the Trust Agreement shall have terminated in accordance therewith, distributions will be made on each Distribution Date to the Person in whose name this Certificate is registered on the applicable Record Date, in an amount equal to such Certificateholder's fractional undivided interest in the amount required to be distributed to the Holders of the ZTF Class Certificates on such Distribution Date. The Record Date applicable to any Distribution Date is the day immediately preceding such Distribution Date. "Available Funds" shall mean, as of any Distribution Date, the aggregate amount received on or with respect to the Term Assets on or with respect to such Distribution Date.

          Distributions made on this Certificate will be made as provided in the Trust Agreement by the Trustee by wire transfer or credit to the appropriate account of the Holder in immediately available funds, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Trustee in the Borough of Manhattan, City of New York.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          It is the intent of the Depositor and the Certificateholders that, for purposes of federal income, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income, the Trust shall be treated as a grantor trust or, failing that, as a partnership that is not taxable as a corporation or a publicly traded partnership, and the Trust Agreement shall be interpreted accordingly. Except as otherwise required by appropriate taxing authorities, the Depositor and the other Certificateholders by acceptance of a Certificate, agree to treat, the Certificates for such tax purposes as interests in such grantor trust. It is also the intent of the Depositor and the Certificateholders that, in the event that the Internal Revenue Service successfully recharacterizes the Trust as a partnership for federal income tax purposes, the Trust will elect out of subchapter K of the Code beginning with the first taxable year of the Trust.

          THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY THEREIN WITHOUT REFERENCE TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE HOLDER HEREOF SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.

                           U.S. BANK TRUST NATIONAL
                              ASSOCIATION, not in its individual capacity but solely as Trustee,

                           By:
                              Authorized Signatory


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the ZTF Class Certificates described in the Trust Agreement referred to herein.

                           U.S. BANK TRUST NATIONAL
                             ASSOCIATION, not in its individual capacity but solely as Trustee,

                           By:
                              Authorized Signatory

Dated: May 21, 1998

                         (REVERSE OF TRUST CERTIFICATE)

          The Certificates are limited in right of distribution to certain payments and collections respecting the Trust Agreement, all as more specifically set forth herein and in the Trust Agreement. The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Term Assets (to the extent of its rights therein) for distributions hereunder.

          Subject to the next paragraph and to certain exceptions provided in the Trust Agreement, the Trust Agreement permits the amendment thereof and the modification of the rights and obligations of the Depositor and the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of Certificates evidencing greater than the Required Percentage which shall be either 50% or 66-2/3% of the aggregate Voting Rights of each Outstanding Class of Certificates as set forth in the Trust Agreement. Any such consent by the Holder of this Certificate (or any predecessor Certificate) shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          The Certificates are issuable in fully registered form only in minimum original principal amounts of $1,000 and integral multiples thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same principal amount, class, original issue date and maturity, in authorized denominations as requested by the Holder surrendering the same.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trustee in the Borough of Manhattan, The City of New York, duly endorsed, by or accompanied by an assignment in the form below and by such other documents as required by the Trust Agreement signed by, the Holder hereof, and thereupon one or more new Certificates of the same class in authorized denominations evidencing the same principal amount will be issued to the designated transferee or transferees. The Certificate Registrar appointed under the Trust Agreement is U.S. Bank Trust National Association.

          No service charge will be made for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

          The Trust and the obligations of the Depositor and the Trustee created by the Trust Agreement with respect to the Certificates shall terminate upon (a) the distribution in kind of all the Term Assets to the ZTF Class Certificateholders on August 1, 2018, (b) the payment in full of amounts due and owing on the Certificates after a Special Event Redemption, (c) the distribution in kind of the Term Assets to the ZTF Class Certificateholders and Amortizing Class Certificateholders after a Payment Default or an Acceleration or (d) the distribution in kind of all the Term Assets upon the tender at any time by an affiliate of the Depositor of 100% of each of the aggregate principal amount of the then-outstanding ZTF Class Certificates and the Amortizing Class Certificates in exchange for 100% of the aggregate principal amount of the Term Assets.

                                   ASSIGNMENT

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
TAXPAYER IDENTIFICATION OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

_______________________________________________________________________________
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________________
Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                     ________________________*
                                                     Signature Guaranteed;

                                                     ________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                SCHEDULE 1


                          IDENTIFICATION OF TERM ASSETS

TERMS OF TERM ASSETS

Term Assets Issuer:                                Chrysler Corporation

Term Assets:                                       7.40% Debentures due 2097

Dated:                                             July 18, 1997

Original Principal Maturity Date:                  August 1, 2097

Original Par Value Amount Issued:                  $500,000,000

CUSIP Number:                                      171196 AT5

Stated Interest Rate:                              7.40%

Interest Payment Dates:                            February 1 and August 1

Mode of Payment of Term Assets:                    By credit to the account of
                                                   the holder at DTC

Par Value Amount of Term Assets
 Deposited Under Trust
 Agreement:                                        $50,000,000


          The Term Assets will be held by the Trustee for the Owners of Certificates as book-entry credits to an account of the Trustee at DTC.

AVAILABLE INFORMATION

          The Term Assets Issuer is subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Such reports, proxy and information statements and other information filed by the Term Assets Issuer with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and 5 Park Place, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, certain material described above and other information will also be available for inspection at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York and the Midwest Stock Exchange, 120 South LaSalle Street, Chicago, Illinois; the Pacific Stock Exchange, Inc., 618 South Spring Street, Los Angeles, California 90014, and 301 Pine Street, San Francisco, California 94104; and the Philadelphia Stock Exchange, Inc., 1900 Market Street, Philadelphia, Pennsylvania 19103.

                                                               SCHEDULE 2

                          AMORTIZING CLASS CERTIFICATES
                         SCHEDULE OF AMORTIZING PAYMENTS
                                                                                           Total                      Amortized
                                                                                          Amortizing                 Outstanding
Distribution Date               Interest                      Principal                     Payment                  Principal
                                                                                                                      Balance
      May 21, 1998                                                                                                   $41,250,000.00
    August 1, 1998            $1,361,250.00                $   488,750.00                $1,850,000.00               $40,761,250.00
  February 1, 1999            $1,345,121.25                $   504,878.75                $1,850,000.00               $40,256,371.25
    August 1, 1999            $1,328,460.25                $   521,539.75                $1,850,000.00               $39,734,813.50
  February 1, 2000            $1,311,249.44                $   538,750.56                $1,850,000.00               $39,196,080.94
    August 1, 2000            $1,293,470.67                $   556,529.33                $1,850,000.00               $38,639,551.61
  February 1, 2001            $1,275,105.20                $   574,894.80                $1,850,000.00               $38,064,656.82
    August 1, 2001            $1,256,133.67                $   593,866.33                $1,850,000.00               $37,470,790.49
  February 1, 2002            $1,236,536.09                $   613,463.91                $1,850,000.00               $36,857,326.58
    August 1, 2002            $1,216,291.78                $   633,708.22                $1,850,000.00               $36,223,618.35
  February 1, 2003            $1,195,379.41                $   654,620.59                $1,850,000.00               $35,568,997.76
    August 1, 2003            $1,173,776.93                $   676,223.07                $1,850,000.00               $34,892,774.68
  February 1, 2004            $1,151,461.56                $   698,538.44                $1,850,000.00               $34,194,236.25
    August 1, 2004            $1,128,409.80                $   721,590.20                $1,850,000.00               $33,472,646.05
  February 1, 2005            $1,104,597.32                $   745,402.68                $1,850,000.00               $32,727,243.37
    August 1, 2005            $1,079,999.03                $   770,000.97                $1,850,000.00               $31,957,242.40
  February 1, 2006            $1,054,589.00                $   795,411.00                $1,850,000.00               $31,161,831.40
    August 1, 2006            $1,028,340.44                $   821,659.56                $1,850,000.00               $30,340,171.83
  February 1, 2007            $1,001,225.67                $   848,774.33                $1,850,000.00               $29,491,397.50
    August 1, 2007            $  973,216.12                $   876,783.88                $1,850,000.00               $28,614,613.62
  February 1, 2008            $  944,282.25                $   905,717.75                $1,850,000.00               $27,708,895.87
    August 1, 2008            $  914,393.56                $   935,606.44                $1,850,000.00               $26,773,289.43
  February 1, 2009            $  883,518.55                $   966,481.45                $1,850,000.00               $25,806,807.98
    August 1, 2009            $  851,624.66                $   998,375.34                $1,850,000.00               $24,808,432.65
  February 1, 2010            $  818,678.28                $ 1,031,321.72                $1,850,000.00               $23,777,110.92
    August 1, 2010            $  784,644.66                $ 1,065,355.34                $1,850,000.00               $22,711,755.58
  February 1, 2011            $  749,487.93                $ 1,100,512.07                $1,850,000.00               $21,611,243.52
    August 1, 2011            $  713,171.04                $ 1,136,828.96                $1,850,000.00               $20,474,414.56
  February 1, 2012            $  675,655.68                $ 1,174,344.32                $1,850,000.00               $19,300,070.24
    August 1, 2012            $  636,902.32                $ 1,213,097.68                $1,850,000.00               $18,086,972.55
  February 1, 2013            $  596,870.09                $ 1,253,129.91                $1,850,000.00               $16,833,842.65
    August 1, 2013            $  555,516.81                $ 1,294,483.19                $1,850,000.00               $15,539,359.46
  February 1, 2014            $  512,798.86                $ 1,337,201.14                $1,850,000.00               $14,202,158.32
    August 1, 2014            $  468,671.22                $ 1,381,328.78                $1,850,000.00               $12,820,829.54
  February 1, 2015            $  423,087.37                $ 1,426,912.63                $1,850,000.00               $11,393,916.92
    August 1, 2015            $  375,999.26                $ 1,474,000.74                $1,850,000.00               $ 9,919,916.17
  February 1, 2016            $  327,357.23                $ 1,522,642.77                $1,850,000.00               $ 8,397,273.41
    August 1, 2016            $  277,110.02                $ 1,572,889.98                $1,850,000.00               $ 6,824,383.43
  February 1, 2017            $  225,204.65                $ 1,624,795.35                $1,850,000.00               $ 5,199,588.08
    August 1, 2017            $  171,586.41                $ 1,678,413.59                $1,850,000.00               $ 3,521,174.49
  February 1, 2018            $  116,198.76                $ 1,733,801.24                $1,850,000.00               $ 1,787,373.25
    August 1, 2018            $   58,983.32                $ 1,787,373.25                $1,846,356.57               $         0.00


                                                                    SCHEDULE 3


                    AMOUNTS DISTRIBUTABLE UPON SPECIAL EVENT
                   REDEMPTION, PAYMENT DEFAULT OR ACCELERATION


                                                          Amortizing Class                             ZTF Class
      Distribution Date                                    Certificates                              Certificates
                                             Amount of             Percentage of Total     Amount of                  Percentage of
                                            Distribution (1)         Distribution          Distribution(1)       Total Distribution

         May 21, 1998                        $38,074,931.47             76.15%             $11,925,068.53                 23.85%
        August 1, 1998                       $37,842,636.65             75.69%             $12,157,363.35                 24.31%
      February 1, 1999                       $37,403,648.59             74.81%             $12,596,351.41                 25.19%
        August 1, 1999                       $36,948,714.20             73.90%             $13,051,285.80                 26.10%
      February 1, 2000                       $36,477,256.99             72.95%             $13,522,743.01                 27.05%
        August 1, 2000                       $35,988,680.53             71.98%             $14,011,319.47                 28.02%
      February 1, 2001                       $35,482,367.89             70.96%             $14,517,632.11                 29.04%
        August 1, 2001                       $34,957,681.04             69.92%             $15,042,318.96                 30.08%
      February 1, 2002                       $34,413,960.33             68.83%             $15,586,039.67                 31.17%
        August 1, 2002                       $33,850,523.82             67.70%             $16,149,476.18                 32.30%
      February 1, 2003                       $33,266,666.82             66.53%             $16,733,333.18                 33.47%
        August 1, 2003                       $32,661,661.26             65.32%             $17,338,338.74                 34.68%
      February 1, 2004                       $32,034,755.11             64.07%             $17,965,244.89                 35.93%
        August 1, 2004                       $31,385,171.92             62.77%             $18,614,828.08                 37.23%
      February 1, 2005                       $30,712,110.20             61.42%             $19,287,889.80                 38.58%
        August 1, 2005                       $30,014,742.97             60.03%             $19,985,257.03                 39.97%
      February 1, 2006                       $29,292,217.23             58.58%             $20,707,782.77                 41.42%
        August 1, 2006                       $28,543,653.50             57.09%             $21,456,346.50                 42.91%
      February 1, 2007                       $27,768,145.41             55.54%             $22,231,854.59                 44.46%
        August 1, 2007                       $26,964,759.30             53.93%             $23,035,240.70                 46.07%
      February 1, 2008                       $26,132,533.84             52.27%             $23,867,466.16                 47.73%
        August 1, 2008                       $25,270,479.78             50.54%             $24,729,520.22                 49.46%
      February 1, 2009                       $24,377,579.66             48.76%             $25,622,420.34                 51.24%
        August 1, 2009                       $23,452,787.66             46.91%             $26,547,212.34                 53.09%
      February 1, 2010                       $22,495,029.48             44.99%             $27,504,970.52                 55.01%
        August 1, 2010                       $21,503,202.35             43.01%             $28,496,797.65                 56.99%
      February 1, 2011                       $20,476,175.07             40.95%             $29,523,824.93                 59.05%
        August 1, 2011                       $19,412,788.21             38.83%             $30,587,211.79                 61.17%
      February 1, 2012                       $18,311,854.40             36.62%             $31,688,145.60                 63.38%
        August 1, 2012                       $17,172,158.75             34.34%             $32,827,841.25                 65.66%
      February 1, 2013                       $15,992,459.42             31.98%             $34,007,540.58                 68.02%
        August 1, 2013                       $14,771,488.33             29.54%             $35,228,511.67                 70.46%
      February 1, 2014                       $13,507,952.09             27.02%             $36,492,047.91                 72.98%
        August 1, 2014                       $12,200,533.04             24.40%             $37,799,466.96                 75.60%
      February 1, 2015                       $10,847,890.59             21.70%             $39,152,109.41                 78.30%
        August 1, 2015                        $9,448,662.67             18.90%             $40,551,337.33                 81.10%
      February 1, 2016                        $8,001,567.54             16.00%             $41,998,532.46                 84.00%
        August 1, 2016                        $6,504,905.81             13.01%             $43,495,094.19                 86.99%
      February 1, 2017                        $4,957,562.73             9.92%              $45,042,437.27                 90.08%
        August 1, 2017                        $3,358,010.77             6.72%              $46,641,989.23                 93.28%
      February 1, 2018                        $1,704,812.66             3.41%              $48,295,187.34                 96.59%
        August 1, 2018                                $0.00             0.00%              $50,000,000.00                100.00%


                                TABLE OF CONTENTS

                                                                      PAGE

PRELIMINARY STATEMENT...................................................1

SECTION 1. Certain Defined Terms........................................1

SECTION 2. Creation and Declaration of Trust; Grant of Term  Assets;
           Acceptance by Trustee........................................6

SECTION 3. Designation..................................................6

SECTION 4. Date of the Certificates.....................................6

SECTION 5. Certificate Principal Balance and Denominations..............6

SECTION 6. Currency of the Certificates.................................7

SECTION 7. Form of Securities...........................................7

SECTION 8. [RESERVED.]..................................................7

SECTION 9. Certain Provisions of Base Trust Agreement Not Applicable....7

SECTION 10.Distributions................................................7

SECTION 11.[RESERVED.]..................................................9

SECTION 12.Termination of Trust.........................................9

SECTION 13.Limitation of Powers and Duties..............................9

SECTION 14.Compensation of Trustee.....................................11

SECTION 15.Modification or Amendment...................................11

SECTION 16.Accounting..................................................11

SECTION 17.No Investment of Amounts Received on Term Assets............12

SECTION 18.No Event of Default.........................................12

SECTION 19.Notices.....................................................12

SECTION 20.Access to Certain Documentation.............................12

SECTION 21.Advances....................................................13

SECTION 22.[RESERVED.].................................................13

SECTION 23.Ratification of Agreement...................................13

SECTION 24.Counterparts................................................13

SECTION 25.Governing Law...............................................13

SECTION 26.Trustee Election............................................13

SECTION 27.Covenant of Depositor.......................................13

SECTION 28.Affiliate's Exchange Right..................................14

SCHEDULE 1 --    Identification of Term Assets

SCHEDULE 2 --    Amortizing Class Certificates-Schedule of Amortizing Payments

SCHEDULE 3 --    Amounts Distributable Upon Special Event Redemption